SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2023

J.B. HUNT TRANSPORT SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(State or other Jurisdiction of	Commission File Number	(IRS Employer
Incorporation or Organization)		Identification No.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745	(479) 820-0000
(Address of Principal Executive Offices)	(Zip Code)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	JBHT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.     COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 18 and 19, 2023, our Board of Directors, through either our Executive Compensation Committee or our independent directors, as applicable, approved the following base salaries.

John N. Roberts III	CEO	$1,000,000

John Kuhlow	CFO, EVP	$525,000

Shelley Simpson	President	$800,000

Nicholas Hobbs	COO, President of Contract Services, EVP	$675,000

Darren Field	President of Intermodal, EVP	$575,000

Kirk Thompson	Chairman of the Board	$446,250

In addition, on January 18 and 19, 2023, our Executive Compensation Committee and independent directors approved and adopted a new performance-based annual cash incentive program for our named executive officers that is related to the Company’s operating income for calendar year 2023 (the “2023 Company Bonus Plan”). According to the 2023 Company Bonus Plan, our named executive officers will be eligible to receive a single cash bonus payout based on the Company’s reported operating income for calendar year 2023 relative to budgeted operating income. John Roberts, as CEO, and Shelley Simpson, as President, may earn a bonus ranging from 15% to 185% of their annual base salary, with a targeted bonus amount of 105% of annual base salary. Each other named executive officer may earn a bonus ranging from 15% to 160% of their annual base salary, with a targeted bonus amount of 80% of annual base salary. The actual bonus payouts will be based on the Company’s achievement of a range of annual operating income for calendar year 2023 of 85% to 115% of budgeted annual operating income, with no bonus being paid unless the Company achieves actual reported operating income of at least 85% of budgeted operating income and the maximum bonus amount being paid upon the Executive Compensation Committee’s certification that the Company achieved actual reported operating income of at least 115% of budgeted operating income. The targeted bonus amount will be earned if the Company’s achieves 100% of budgeted operating income for calendar year 2023.

A summary of our compensation arrangements with our named executive officers and our Chairman of the Board, excluding awards which may be made under our Management Incentive Plan, is attached as an exhibit to this Form 8-K and is incorporated by reference into this report.

ITEM 5.03.     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On January 19, 2023, our Board of Directors approved and adopted Amendment No. 2 to the Second Amended and Restated Bylaws (the “Bylaws”) of J.B. Hunt Transport Services, Inc. (“we” or the “Company”), effective immediately. Amendment No. 2 to the Bylaws updates the advance notice of shareholder nominations and proposals provision of the Bylaws to: (i) require that a shareholder’s written notice to the Company that such shareholder intends to propose a nominee for director must include a representation whether the shareholder intends to solicit the holders of shares representing at least 67% of the shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) require that a shareholder who solicits proxies in support of director nominees other than the Company’s nominees must comply with Rule 14a-19 under the Exchange Act; (iii) provide that the shareholder’s nominees will be considered null and void by the Company if such shareholder provides notice pursuant to Rule 14a-19 and subsequently (A) notifies the Company that such shareholder no longer intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 or (B) fails to comply with Rule 14a-19; (iv) provide that the Company may request evidence from a proposing shareholder who has provided notice under Rule 14a-19 that such shareholder has met the requirements of Rule 14a-19; (v) address the color of proxy cards reserved for use by the Company; and (vi) make certain other related clarifications and updates.

The foregoing description of Amendment No. 2 to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

3.1	Amendment No. 2 to the Second Amended and Restated Bylaws of J.B. Hunt Transport Services, Inc., dated January 19, 2023

99.1	Summary of Compensation Arrangements with Named Executive Officers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the 24th day of January 2023.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ John N. Roberts, III
John N. Roberts, III
Chief Executive Officer
(Principal Executive Officer)

BY:	/s/ John Kuhlow
John Kuhlow
Chief Financial Officer,
Executive Vice President
(Principal Financial Officer)